Exhibit 16.1

                    [LETTERHEAD OF MOORES ROWLAND MAZARS]


Moores Rowland Mazars
34th Floor, The Lee Gardens
33 Hysan Avenue
Causeway Bay, Hong Kong

July 20, 2004

United States Securities and
Exchange Commission
Washington, DC 20549

Re:  Kubla Khan, Inc.
     SEC File No. 333-46114

Dear Securities and Exchange Commission:

The undersigned is the former independent accountant for Kubla Khan, Inc. We have reviewed the Registrant's Current Report on Form 8-K filed on July 20, 2004, and agree with the statements made by the Registrant with respect to our resignation as principal accountant.

Sincerely Yours,

/s/ Moores Rowland Mazars
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